Exhibit 4.1 (iii)

Execution Version
FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture, dated as of July 29, 2020 (this “Supplemental Indenture”), is made among California’s Great America LLC, Galveston Waterpark LLC, New Braunfels Waterpark LLC, and Sawmill Creek LLC, each a Delaware limited liability company (collectively, the “Additional Guarantors”), Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair”), Canada’s Wonderland Company, a Nova Scotia unlimited liability company (“Cedar Canada”), Magnum Management Corporation, an Ohio corporation (“Magnum”), Millennium Operations LLC, a Delaware limited liability company (“Millennium” and together with Cedar Fair, Cedar Canada and Magnum, the “Issuers”), the Guarantors party to the Indenture referred to below and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”) under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, each of the Issuers, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 13, 2017 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 5.375% Senior Notes due 2027 (the “Notes”) and the related guarantees;
WHEREAS, each Additional Guarantor is a subsidiary of Cedar Fair;
WHEREAS, pursuant to Section 4.13 of the Indenture, the Issuers are required to cause each Restricted Subsidiary that guarantees or becomes otherwise obligated under a Credit Facility, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers, the Guarantors, the Trustee and each Additional Guarantor are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;
WHEREAS, pursuant to Section 10.02 of the Indenture, any additional Guarantor becoming such after the date of the Indenture is required to execute and deliver a notation of Guarantee in the form of Exhibit B attached to the Indenture; and
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, each Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I DEFINITIONS
Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE
Section 2.1. Agreement to be Bound. Each Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Additional Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
Section 2.2. Guarantee. Each Additional Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations of the Issuers, all as more fully set forth in Article 10 of the Indenture.
ARTICLE III MISCELLANEOUS
Section 3.1. Notices. Any notice or communication delivered to the Issuers under the provisions of the Indenture shall constitute notice to the Additional Guarantors.
Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.3. Governing Law etc. This Supplemental Indenture shall be governed by and subject to the provisions set forth in Section 11.08 and Section 11.15 of the Indenture.
Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 3.8. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Guarantee of each Additional Guarantor.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
CEDAR FAIR, L.P.,

as an Issuer

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO

CANADA’S WONDERLAND COMPANY,

as an Issuer

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO, Treasurer

MAGNUM MANAGEMENT CORPORATION,

as an Issuer

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO, Treasurer

MILLENNIUM OPERATIONS LLC,

as an Issuer

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO, Treasurer

[Signature Page to 2017 Supplemental IndentureJ

CEDAR FAIR
CEDAR FAIR SOUTHWEST INC.
GEAUGA LAKE LLC
KINGS ISLAND COMPANY
KNOTT'S BERRY FARM
MICHIGAN'S ADVENTURE, INC.
WONDERLAND COMPANY INC.
CEDAR POINT PARK LLC
VALLEYFAIR LLC
WORLDS OF FUN LLC
DORNEY PARK LLC
KINGS DOMINION LLC
CAROWINDS LLC
KINGS ISLAND PARK LLC
MICHIGAN'S ADVENTURE LLC, as Guarantors,

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO, Treasurer

CALIFORNIA'S GREAT AMERICA LLC, as an
Additional Guarantor,

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO, Treasurer

GALVESTON WATERPARK LLC, as an
Additional Guarantor,

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO, Treasurer

NEW BRAUNFELS WATERPARK LLC, as an
Additional Guarantor,

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO, Treasurer

[Signature Page to 2017 Supplemental indenture}

SAWMILL CREEK LLC, as an Additional Guarantor,

By:    /s/ Brian C. Witherow
Name:    Brian C. Witherow
Title:    Executive Vice President & CFO, Treasurer

[Signature Page to 2017 Supplemental Indenture}

THE BANK OF NEW YORK MELLON,
as Trustee

By: /s/ Rita Duggan
Name: Rita Duggan
Title: Vice President

[Signature Page to 2017 Supplemental Indenture}